Exhibit 99.1

CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200 bbass@first-potomac.com	First Potomac Realty Trust 7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814 www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
THIRD QUARTER 2007 RESULTS
Highlights:
•	Reports FFO of $10.1 million, or $0.41 per diluted share, for the third quarter of 2007 compared to $9.9 million, or $0.41 per diluted share, for the third quarter of 2006.

•	Executes 570,529 square feet of leases, consisting of 254,585 and 315,944 square feet of new and renewal leases, respectively.

•	The Company’s portfolio reaches 90.6% leased, compared to 88.7% at June 30, 2007.

•	GAAP basis rental rates per square foot increase 8% and 11% for new and renewal leases, respectively.
BETHESDA, MD (October 30, 2007) — First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and nine months ended September 30, 2007.
The Company’s funds from operations (FFO) for the third quarter of 2007 increased to $10.1 million, or $0.41 per diluted share, compared with $9.9 million, or $0.41 per diluted share, during the third quarter of 2006. The Company reported net income for the third quarter of 2007 of $0.2 million, or $0.01 per diluted share, compared with net income of $0.7 million, or $0.03 per diluted share, for the third quarter of 2006.
The Company’s FFO for the first nine months of 2007 increased 11% over the prior-year period to $30.3 million, or $1.21 per diluted share, compared with $27.3 million, or $1.21 per diluted share, for the first nine months of 2006. The Company reported net income for the first nine months of 2007 of $20 thousand, compared with net income of $9.3 million, or $0.43 per diluted share, for the first nine months of 2006. During the second quarter of 2006, the Company sold its property located at 6600 Business Parkway in Elkridge, Maryland for $15.4 million in cash, which resulted in a gain of $7.5 million, or $0.34 per diluted share.
The Company’s portfolio was 90.6% leased at September 30, 2007 compared to 88.7% leased at June 30, 2007 while total portfolio occupancy was 88.1% and 87.1% as of the same respective periods. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s Third Quarter 2007 Supplemental Financial Report, which is posted on the Company’s website, www.first-potomac.com.
Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “The third quarter was very active with new leasing and redevelopment activities. After signing almost 600,000 square feet of leases during the quarter, our portfolio crossed the 90% leased threshold. In addition, we increased our redevelopment activities during the quarter, which will set us up for future growth. Our portfolio is well positioned for growth in both the short and long term.”

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Land Acquisition
On August 14, 2007, the Company acquired a parcel of undeveloped land at 7501 Whitepine Road in Chesterfield County, Virginia for $0.4 million. The three acre site is adjacent to the Chesterfield Business Center and has development rights for a 35,700 square foot warehouse.
Significant Leasing Activity
During the third quarter of 2007, the Company executed 570,529 square feet of leases, which consist of 254,585 square feet of new leases and 315,944 square feet of renewal leases. New leases executed include 163,089 square feet at Enterprise Parkway, 23,591 square feet at Gateway 270 West and 20,120 square feet at 1400 Cavalier Boulevard. Rent is expected to commence for all the new leases over the next two quarters. The Company’s larger renewal activity occurred at English Muffin Way, River’s Bend Center and 4451 Georgia Pacific, which renewed 73,640 square feet, 40,000 square feet and 34,750 square feet, respectively, to existing tenants.
Financing Activity
On August 7, 2007, the Company entered into a $50.0 million Secured Term Loan with Key Bank, N.A. The loan, which matures in August 2010, has a one-year extension option and can be expanded to $100.0 million. Borrowings on the loan bear interest at 70 to 125 basis points over LIBOR, depending on the Company’s overall leverage. The proceeds from the loan were used to pay down a portion of the Company’s unsecured revolving credit facility.
Financial Structure
At September 30, 2007, the Company’s debt-to-total-market capitalization ratio was 54.9% based on the Company’s closing stock price of $21.80. The Company’s interest coverage ratio for the quarter was 2.1 times compared with 2.2 times for the quarter ended June 30, 2007.
Of the $665.0 million of debt outstanding at September 30, 2007, $589.9 million was fixed-rate debt with a weighted average effective interest rate of 5.5% and a weighted average maturity of 4.9 years. The remaining $75.1 million was floating-rate debt, comprised of a $50.0 million term loan and $25.1 million of borrowings on the Company’s unsecured revolving credit facility. At September 30, 2007, the floating rate debt had a weighted average interest rate of 6.3% and a weighted average maturity of 2.8 years.
Dividends
On October 16, 2007, the Company declared a dividend of $0.34 per common share. The dividend is payable on November 9, 2007, to common shareholders of record as of October 31, 2007.
Earnings and FFO Guidance
The Company provided FFO guidance for the fourth quarter of 2007 of $0.43 to $0.46 per diluted share and net income guidance of $0.03 to $0.05 per diluted share.
Barry Bass, chief financial officer of First Potomac Realty, stated “We are poised to have a very strong fourth quarter as some of the leasing that we have been doing comes to fruition. We also estimate between $0.02 and $0.04 per diluted share of termination and other fee income for the quarter.”

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Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Wednesday, October 31, 2007 at 11:00 a.m. ET, to discuss third quarter results. The number to call for this interactive teleconference is (913) 981-4903. A replay of the conference call will be available through November 7, 2007 by dialing (719) 457-0820 and entering the confirmation number, 3443387 when prompted for the pass code.
A live broadcast of the conference call will also be available online and can be accessed from the Investor Information page of the Company’s website, www.first-potomac.com, on Wednesday, October 31, 2007, beginning at 11:00 a.m. ET. An online replay will be available on the above site shortly after the call and will continue for 90 days.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, developing and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company’s portfolio totals approximately 11.4 million square feet. The Company’s largest tenant is the U.S. Government.

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Non-GAAP Financial Measures
Funds from Operations — Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, gains or losses from debt restructuring and gains or losses on the sale of property. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.
NOI — The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, developing and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.
Same-Property NOI — The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues:
Rental	$26,109	$22,865	$76,823	$64,277
Tenant reimbursements and other	5,077	4,264	15,028	12,450

Total revenue	31,186	27,129	91,851	76,727

Operating expenses:
Property operating	6,730	5,536	19,456	14,652
Real estate taxes and insurance	2,933	2,257	8,396	6,578
General and administrative	2,362	2,436	7,949	7,500
Depreciation and amortization	9,915	9,174	30,255	24,993

Total operating expenses	21,940	19,403	66,056	53,723

Operating income	9,246	7,726	25,795	23,004

Other expenses (income):
Interest expense	9,137	7,155	26,261	20,998
Interest and other income	(123)	(175)	(489)	(743)
Loss on interest-rate lock agreement	—	—	—	671
Loss from early retirement of debt	—	—	—	121

Total other expenses	9,014	6,980	25,772	21,047

Income from continuing operations before minority interests	232	746	23	1,957

Minority interests	(7)	(28)	(3)	(95)

Income from continuing operations	225	718	20	1,862

Discontinued operations:
Income from operations of disposed property	—	—	—	376
Gain on sale of disposed property	—	—	—	7,475
Minority interests in discontinued operations	—	—	—	(386)

Income from discontinued operations	—	—	—	7,465

Net income	$225	$718	$20	$9,327

Depreciation and amortization of real estate assets	9,915	9,174	30,255	24,993
Discontinued operations depreciation and amortization	—	—	—	3
Minority interests	7	28	3	481
Gain on sale of disposed property	—	—	—	(7,475)

Funds from operations (FFO)	$10,147	$9,920	$30,278	$27,329

Net income per share — basic:
Continuing operations	$0.01	$0.03	$—	$0.09
Income from discontinued operations	—	—	—	0.35

Net income	$0.01	$0.03	$—	$0.44

Weighted average common shares outstanding — basic	24,068	23,168	24,045	21,257

Net income per share — diluted:
Continuing operations	$0.01	$0.03	$—	$0.09
Income from discontinued operations	—	—	—	0.34

Net income	$0.01	$0.03	$—	$0.43

Weighted average common shares outstanding — dilutive	24,192	23,444	24,239	21,530

FFO per share — basic	$0.41	$0.41	$1.22	$1.22
Weighted average common shares and units outstanding — basic FFO	24,880	24,163	24,844	22,361
FFO per share — diluted	$0.41	$0.41	$1.21	$1.21
Weighted average common shares and units outstanding — diluted FFO	25,004	24,446	25,037	22,634

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	September 30, 2007	December 31, 2006
	(unaudited)
Assets:
Rental property, net	$975,539	$884,882
Cash and cash equivalents	4,210	41,367
Escrows and reserves	12,146	11,139
Accounts and other receivables, net of allowance for doubtful accounts of $636 and $334, respectively	3,901	4,212
Accrued straight-line rents, net of allowance for doubtful accounts of $43 and $41, respectively	6,249	4,973
Deferred costs, net	11,945	9,006
Prepaid expenses and other assets	7,711	6,191
Intangible assets, net	30,347	32,797

Total assets	$1,052,048	$994,567

Liabilities:
Mortgage loans	$392,220	$391,393
Exchangeable senior notes, net of discount	122,656	122,234
Senior notes	75,000	75,000
Secured term loan	50,000	—
Unsecured revolving credit facility	25,100	—
Accounts payable and accrued expenses	13,191	8,898
Accrued interest	5,395	2,420
Rents received in advance	3,311	3,196
Tenant security deposits	5,407	4,965
Deferred market rent	9,741	8,883

Total liabilities	702,021	616,989

Minority interests	11,802	13,992

Shareholders’ equity:
Common shares, $0.001 par value, 100,000 shares authorized; 24,251 and 24,127 shares issued and outstanding, respectively	24	24
Additional paid-in capital	429,555	430,271
Dividends in excess of accumulated earnings	(91,354)	(66,709)

Total shareholders’ equity	338,225	363,586

Total liabilities and shareholders’ equity	$1,052,048	$994,567

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(unaudited, dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Total base rent	$21,838	$22,301	$57,866	$58,271
Tenant reimbursement and other	4,310	4,014	11,624	11,385
Property operating expenses	(5,468)	(5,424)	(14,386)	(13,620)
Real estate taxes and insurance	(2,500)	(2,165)	(6,261)	(5,863)

Same-property[1] NOI — accrual basis	18,180	18,726	48,843	50,173

Straight-line revenue, net	(37)	(256)	(156)	(799)
Deferred market rental revenue	(354)	(671)	(909)	(1,452)

Same-property[1] NOI — cash basis	$17,789	$17,799	$47,778	$47,922

Changes in Same Property NOI — accrual basis
Rental revenue (decrease) increase	$(303)		$217
Tenant reimbursement and other increase	296		239
Occupancy decrease	(160)		(622)
Expense increase	(379)		(1,164)

	$(546)		$(1,330)

Same property percentage of total portfolio (sf)	84.7%	95.1%	72.5%	81.4%

Total revenue	$31,186	$27,129	$91,851	$76,727
Property operating expenses	6,730	5,536	19,456	14,652
Real estate taxes and insurance	2,933	2,257	8,396	6,578

NOI	21,523	19,336	63,999	55,497
Less: Non-same property NOI[2]	(3,343)	(610)	(15,156)	(5,324)

Same-property[1] NOI — accrual basis	18,180	18,726	48,843	50,173

Straight-line revenue, net	(37)	(256)	(156)	(799)
Deferred market rental revenue	(354)	(671)	(909)	(1,452)

Same-property[1] NOI — cash basis	$17,789	$17,799	$47,778	$47,922

Change in same-property NOI — accrual basis	-2.9%		-2.7%
Change in same-property NOI — cash basis	-0.1%		-0.3%

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: 6600 Business Parkway, Gateway 270 West, Davis Drive, Indian Creek Court, Gateway II, Owings Mills Commerce Center, Park Central, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, John Marshall Highway (Building II), River’s Bend Center II and Annapolis Commerce Park East. Also, same property results for the nine months ended September 30, 2007 and 2006 exclude Northridge I & II, River’s Bend Center, Crossways I, Sterling Park Business Center, 1408 Stephanie Way, Airpark Business Center, Chesterfield Business Center and Hanover Business Center.

(2)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

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